Exhibit 3.42

CERTIFICATE OF INCORPORATION

OF

TEMPLE HOLDING COMPANY

ARTICLE ONE

The name of the corporation is Temple Holding Company,

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organize under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Barbara Beach	200 East Randolph Drive
Suite 5700
Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without other State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

ARTICLE NINE

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TEN

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Suction 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this day of July 23, 1997.

/s/ Barbara A. Beach
Barbara A. Beach

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Temple Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of all of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Temple Holding Company be amended by changing the Article One, thereof, so that, as amended, said Article shall be and read as follows:

The name of the corporation is Utiliserve, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Temple Holding Company has caused this certificate to be signed by, its President, this 11 day of June, 1999.

TEMPLE HOLDING COMPANY

By:	/s/ Ricky J. McClure
Ricky J. McClure, President

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR

IN THE CERTIFICATE OF INCORPORATION

OF TEMPLE HOLDING COMPANY

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE

ON JULY 24TH 1997.

Temple Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Temple Holding Company.

2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on July 24th, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock with a par value of $.01 per share.

4. Article Four of the Certificate of Incorporation is corrected to read as follows: The total number of shares of stock which the corporation has authority to issue is 2,500 shares of Common Stock, with a par value of $.01 per share.

IN WITNESS WHEREOF, said Temple Holding Company has caused this Certificate to be signed by Barbara Beach, its Sole Incorporator, this 29th day of July, 1997.

/s/ Barbara Beach
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UTILISERVE HOLDINGS, INC.

John Z. Paré, being the Secretary of Utiliserve Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

The name of the corporation is Hughes Utilities Group, Inc.

SECOND: That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Utiliserve Holdings, Inc. has caused this certificate to be signed this 21st day of December, 2004.

UTILISERVE HOLDINGS, INC.

/s/ John Z. Paré
John Z. Paré, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Utiliserve, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of all of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Utiliserve, Inc., be amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE FOUR thereof in its entirety and substituting therefor ARTICLE FOUR as follows:

A. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is Two Hundred and Fifty Thousand (250,000) shares of Common Stock, $.01 per value per share.

B. Stock Split. Immediately upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or any of the holders thereof, changed and converted into a number of shares of Common Stock equal to that number determined by multiplying each outstanding share of Common Stock by One Hundred (100). Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by One Hundred (100).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

*    *    *    *    *

IT WITNESS WHEREOF, said Utiliserve, Inc. has caused this certificate to be signed by its President this 16TH day of August, 2000.

UTILISERVE, INC.

By:	/s/ Ricky J. McClure
Ricky J. McClure, President